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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 4, 2005

                           --------------------------

                              GENIUS PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

             NEVADA                         0-27915              33-0363979
 (State or Other Jurisdiction of          (Commission         (I.R.S. Employer
 Incorporation or Organization)           File Number)       Identification No.)

                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
               (Address of Principal Executive Offices) (Zip Code)

                                 (858) 793-8840
                         (Registrant's telephone number,
                              including area code)


          (Former Name or Former Address, if Changed Since Last Report)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   |_| Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         Effective February 4, 2005, Genius Products, Inc. (the "Company") promoted Trevor Drinkwater, 38, to the position of chief executive officer, replacing Klaus Moeller. Mr. Moeller will lead business development efforts for the Company and continue as a member of the Board of Directors. Mr. Drinkwater began working for the Company in July 2004 as the Company's Executive Vice President of DVD Sales. Before that, he served as Chief Operating Officer of Take-Two Interactive Software, Inc. from 2003-2004, and Senior Vice President of Sales at Warner Home Video from 1999-2003. Mr. Drinkwater also serves on the Board of Directors of an entertainment company named Brandissimo! Inc. There is currently no separate employment agreement relating to Mr. Drinkwater's role as chief executive officer of the Company. Until such an agreement is executed, the terms of Mr. Drinkwater's employment as chief executive officer will be determined under his current employment agreement, the terms of which have previously been reported by the Company.

         Effective February 4, 2005, the Board of Directors appointed three new Board members to fill existing vacancies on the Board. The new Board members are: James Ellis, vice dean of external relations at The Marshall School of Business at the University of Southern California, Robert V. Graziano, former president and chief operating officer of the Los Angeles Dodgers, and Bruce L. Pompan, a managing director of Cappello Capital Corp. Charles H. Rivkin and Bruce Pompan were also elected co-chairmen of the Board. It is currently anticipated that Robert Graziano will be appointed to the Audit Committee of the Board.

         Since January 1, 2004, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Messrs. Drinkwater, Ellis, Graziano or Pompan, or members of their respective immediate families, had or will have a direct or indirect material interest, except as follows:

         o Mr. Pompan is a Managing Director of Cappello Capital Corp., investment bankers. In March 2004, the Company retained Cappello Capital Corp. to perform corporate finance advisory services for a two-year period, involving payment of a monthly retainer fee of $10,000 by the Company, plus reimbursement of expenses.

         o Mr. Drinkwater is the one-third owner of an entertainment company named Brandissimo! Inc. and serves as a director of that company. The Company is currently contemplating entering into an agreement for the distribution of DVD titles owned by Brandissimo! The terms of the proposed agreement have not been finalized.


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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

99.1     Press Release issued by the Registrant on February 7, 2005


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GENIUS PRODUCTS, INC.


Date:  February 10, 2005                      By: /s/ Trevor Drinkwater
                                                 ------------------------------
                                                 Trevor Drinkwater
                                                 Chief Executive Officer


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                                INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                            DESCRIPTION

   99.1       Press Release issued by the Registrant on February 7, 2005